CROSS-REFERENCE SHEET

Location in the 2024 Ontario Budget: Building a Better Ontario Included as Exhibit (99.5), in the Public Accounts of Ontario: 2023-2024 Annual Report and Consolidated Financial Statements Included as Exhibit (99.9) and in the 2024 Ontario Economic Outlook and Fiscal Review: Building Ontario for You Included as Exhibit (99.10)

Province of Ontario

Overview

Area and Population	Ex. 99.2, page 2

Government	Ex. 99.2, page 2

Constitutional Framework	Ex. 99.2, page 2

Operational Framework	Ex. 99.2, page 2

Implications for Provincial Financial Statements	Ex. 99.2, page 2

Foreign Relations	Ex. 99.2, page 3

The Budget and Quarterly Reporting	Ex. 99.2, page 3

Economy and Public Finance

Ontario’s Economic and Fiscal Outlook in Brief	Ex. 99.5, pages 1-18, Ex. 99.10, pages 1-22

Building a Better Ontario	Ex. 99.5, pages 19-112, Ex. 99.10, pages 23-112

Economic Performance and Outlook	Ex. 99.5, pages 113-140, Ex. 99.10, pages 113-138

Ontario’s Fiscal Plan and Outlook	Ex. 99.5, pages 141-174, Ex. 99.10, pages 139-170

Borrowing and Debt Management	Ex. 99.5, pages 175-194, Ex. 99.10, pages 171-188

Details of Tax Measures and Other Legislative Initiatives	Ex. 99.5, pages 195-200, Ex. 99.10, pages 189-196

Economic Statistics and Tables

Economic Data Tables	Ex. 99.2, pages 75-97

Ten-Year Review of Selected Financial and Economic Statistics	Ex. 99.5, pages 172-173, Ex. 99.10, page 168

Financial Reporting: Fiscal 2023-24

Highlights	Ex. 99.9, pages 5-7

Analysis of 2023-24 Results	Ex. 99.9, pages 8-30

Consolidated Financial Statements and Notes	Ex. 99.9, pages 43-98, Ex. 99.5, pages 193-194

Details of Revenue	Ex. 99.2, pages 4-16, Ex. 99.9, pages 100-103

Expense by Sector	Ex. 99.9, pages 104-105

Summary of Revenue by Main Classification and Ministry	Ex. 99.2, pages 17-18

Summary of Expenses by Standard Accounts Classification and Ministry	Ex. 99.2, pages 19-20

Summary of Expenses by Standard Accounts Classification and Ministry - Operating	Ex. 99.2, pages 21-22

Summary of Expenses by Standard Accounts Classification and Ministry - Capital	Ex. 99.2, pages 23-24

Ontario Opportunities Fund	Ex. 99.2, page 25

Key Changes to Total Expense Projections	Ex. 99.2, pages 26-27

Ontario Electricity Industry	Ex. 99.2, pages 66-69

Ex. 99.5, pages 21, 33-37, 40, 72, 76, 146-147

Ex. 99.9, pages 15, 17, 65, 100-101, 108, 117

Ex. 99.10, pages 33, 38-42, 51, 82, 191
Public Debt

Publicly Held Debt Summary	Ex. 99.2, page 28

Ex. 99.9, pages 5-7, 21, 27-28, 52-53, 60, 65-67, 95-96

Debt Issuances Since 2023-24 Fiscal Year End	Ex. 99.2, pages 29-30

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2, pages 42-62

SEC Registered Debt	Ex. 99.2, page 63

Assets and Liabilities	Ex. 99.9, pages 5-6, 22-28, 52, 60-62, 80-85, 95-96

Consolidated Debt of the Province of Ontario	Ex. 99.9, pages 5-7, 21, 27-28, 52-53, 60, 65-67, 95-96

Pensions and Other Employee Future Benefits	Ex. 99.9, pages 27-28, 47, 52-54, 57, 59-60, 75-81, 95, 104-105

Risk Management and Derivative Financial Instruments	Ex. 99.9, pages 22, 27-30, 54, 57-58, 61, 68-72

VII

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2, pages 64-65

Ex. 99.9, pages 85-86

Claims Against the Crown	Ex. 99.2, pages 70-74

Ex. 99.9, page 14, 86-87

VIII